UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vicor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation (the “Corporation”). The Annual Meeting will be held at the following date, time, and location:

DATE:	Friday, June 20, 2025
TIME:	9:00 a.m. Eastern Time
PLACE:	Offices of Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting and contain a discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting, the Corporation’s management also will report on the operations of the Corporation and be available to respond to appropriate questions from stockholders.

We hope you will be able to attend the Annual Meeting, but in any event we would appreciate your completing, dating, signing, and returning your Proxy Card(s) as promptly as possible. If you attend the Annual Meeting and wish to vote your shares in person, you may revoke your proxy at that time.

Sincerely yours,

PATRIZIO VINCIARELLI Chairman of the Board, President and Chief Executive Officer

VICOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON Friday, June 20, 2025

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Corporation, a Delaware corporation (the “Corporation”), will be held on Friday, June 20, 2025, at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, for the following purposes:

1.
To fix the number of Directors at eleven and to elect the eleven nominees named in the attached proxy statement as Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
2.
To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

Action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on April 25, 2025, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on April 25, 2025 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

You are requested to authorize a proxy to vote your shares by completing, dating, and signing the enclosed Proxy Card(s), which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivering a written revocation to the Corporation’s Secretary stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying our Corporate Secretary, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

James F. Schmidt Corporate Secretary

Andover, Massachusetts

April 30, 2025

Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the enclosed Proxy Card(s) in the enclosed postage-prepaid envelope as soon as possible. If you attend the Annual Meeting, you may vote your shares in person if you wish, even if you have previously returned your Proxy Card.

VICOR CORPORATION

25 FRONTAGE ROAD

ANDOVER, MASSACHUSETTS 01810

TELEPHONE (978) 470-2900

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON Friday, June 20, 2025

April 30, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” and each member thereof, a “Director”) of Vicor Corporation (the “Corporation”, “Vicor”, “we”, ”us”, or “our”) from owners of the outstanding shares of Common Stock and Class B Common Stock of the Corporation (each, a “Stockholder” and collectively, the “Stockholders”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held on Friday, June 20, 2025, at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and any adjournments or postponements thereof. At the Annual Meeting, Stockholders will be asked to consider and vote on the proposal set forth in this Proxy Statement and to consider and act on any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

This Proxy Statement, the Notice of Annual Meeting, and the Proxy Card(s) (together, the “Proxy Solicitation Materials”) are first being mailed to Stockholders of record on or about May 6, 2025. The Corporation’s 2024 Annual Report on Form 10-K (the “Annual Report”), including financial statements for the fiscal year ended December 31, 2024, will be mailed to Stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the Proxy Solicitation Materials.

The Board has fixed the close of business on April 25, 2025 as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). Only Stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

As of March 31, 2025, there were 33,521,769 shares of Common Stock and 11,738,718 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote per share (for an aggregate of 33,521,769 votes or approximately 22% of the total voting power), and each share of Class B Common Stock entitles the holder thereof to 10 votes per share (for an aggregate of 117,387,180 votes or approximately 78% of the total voting power). Shares of Common Stock and Class B Common Stock will vote together as a single class, reflecting their respective voting entitlement, on each proposal at the Annual Meeting.

Stockholders are requested to complete, date, sign, and return the accompanying Proxy Card(s) in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the shares so represented will be voted FOR each of the Director nominees. We do not anticipate any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

A Stockholder of record may revoke a proxy at any time before it has been exercised by: (1) delivering a written revocation to our Corporate Secretary, James F. Schmidt, at the address of the Corporation set forth above; (2) delivering a duly executed Proxy Card bearing a later date; or (3) appearing in person, notifying the Corporate Secretary of such revocation, and voting by ballot at the Annual Meeting. Any Stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously submitted, but the presence (without further action) of a Stockholder at the Annual Meeting will not constitute revocation of a previously submitted proxy.

The presence, in person or by proxy, of Stockholders representing a majority in interest of all Common Stock and Class B Common Stock issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Because of his ownership of shares of Class B Common Stock and shares of Common Stock as of March 31, 2025, which is expected to represent 79.6% of the total voting power at the Annual Meeting, a quorum is assured by the presence of Dr. Patrizio Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, who will preside over the Annual Meeting.

Abstentions and votes withheld, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Brokers and other nominees do not have discretionary voting power to vote shares of Common Stock or Class B Common Stock at the Annual Meeting without instructions from the beneficial owners or persons entitled to vote such shares at the Annual Meeting on any matter. Accordingly, the Corporation does not expect that there will be any broker non-votes with respect to the proposal described in this Proxy Statement.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, Directors, officers, and employees of the Corporation also may solicit proxies personally or by telephone, e-mail, or other form of electronic communication without special compensation for such activities. The Corporation also will request those holding shares in their names or in the names of their nominees that are beneficially owned by others to forward proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

The Corporation and certain intermediaries (e.g., banks, brokers, and nominees) may deliver only one copy of the Annual Report and Proxy Solicitation Materials to Stockholders sharing an address. The Corporation will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Proxy Solicitation Materials, as applicable, to a Stockholder at a shared address. In order to receive such a separate document, please contact our Corporate Secretary, Mr. Schmidt, at the address of the Corporation set forth above. If Stockholders sharing an address (i) currently receive a single copy of the Annual Report and Proxy Solicitation Materials and wish to receive separate copies of such materials in the future or (ii) currently receive separate copies of the Annual Report and Proxy Solicitation Materials and wish to receive a single copy of such materials in the future, please contact Mr. Schmidt, our Corporate Secretary, or the applicable intermediary, as the case may be.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 20, 2025:

The Proxy Solicitation Materials and Annual Report are available at www.vicorpower.com.

PROPOSAL ONE

ELECTION OF ELEVEN DIRECTORS

In accordance with the requirements of the Corporation’s By-Laws, the Board recommends the number of Directors be fixed at eleven and has nominated all of the Nominees named below for election to the Board. All of the Nominees presently serve as Directors of the Corporation.

If elected, each Nominee will serve until the 2026 Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified or until his or her death, resignation, or removal. Properly executed Proxy Cards will be voted FOR the Nominees unless otherwise specified. Each Nominee has consented to stand for election and the Board anticipates each of the Nominees, if elected, will serve as a Director.

However, if any person nominated by the Board is unable to serve or, for good cause, will not serve, proxies solicited hereby will be voted for the election of another person designated by the Board, if one is nominated.

A plurality of the votes cast for a Nominee by the Stockholders of Common Stock and Class B Common Stock, voting together as a single class, shall elect such Nominee. Accordingly, broker non-votes (if any) and votes withheld from any Nominee will have no effect on this proposal. There is no cumulative voting.

Dr. Vinciarelli beneficially owned, as of March 31, 2025, 10,021,388 shares of Common Stock, 13,458 shares of Common Stock that he has the right to acquire upon exercise of options to purchase Common Stock within 60 days of March 31, 2025, and 11,023,648 shares of Class B Common Stock, together representing 79.6% of the voting power of the outstanding stock of the Corporation, sufficient to elect each of the Nominees named below. He has stated an intention to vote in favor of fixing the number of Directors at eleven and in favor of the election of all Nominees.

Information Regarding Nominees and Qualifications

The following sets forth certain information as of April 30, 2025, with respect to the eleven Nominees for election to the Board. The information presented includes information each Nominee has provided us about age, all positions held with the Corporation, principal occupations and business experience for the past five years, and the names of other publicly-held companies for which the Nominee currently serves as a director or has served as a director during the past five years. In addition, the information presented below describes each Nominee’s specific experience, qualifications, and skills that led the Board as a whole to conclude the Nominee possessed the necessary attributes to serve as a Director. In addition to the experience, qualifications, and skills of each Nominee, the Board as a whole also considers each Nominee’s reputation for integrity, honesty, and adherence to high ethical standards.

Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth in the section of this Proxy Statement entitled “Principal and Management Stockholders.” See also “Certain Relationships and Related Party Transactions.” There is no family relationship among any of the Directors, Nominees and/or executive officers of the Corporation.

Nominee	Age	Director Since	Background and Qualifications
Samuel J. Anderson	68	2001

Mr. Anderson has been the Chairman of the Board, President, and Chief Executive Officer of IceMOS Technology Corporation, a privately-held developer and manufacturer of specialized semiconductor substrates, as well as high voltage power switching devices utilizing its proprietary technology, since 2002. Mr. Anderson was the Chairman of the Board, President, and Chief Executive Officer of Great Wall Semiconductor Corporation (“GWS”), of which the Corporation was an owner of non-voting convertible preferred stock, from 2002 to September 2015, when GWS was acquired by Intersil Corporation. Previously, Mr. Anderson was Vice President of Corporate Business Development of ON Semiconductor Corporation, a supplier of semiconductors (from 1999 to 2001), and held various positions within the semiconductor operations of Motorola, Inc., the predecessor organization (from 1984 to 1999). Mr. Anderson also served, from 2001 to 2011, as non-executive Chairman of the Board of Directors of Advanced Analogic Technologies Inc., a supplier of power management semiconductors, when the company was acquired by Skyworks Solutions, Inc. Mr. Anderson holds numerous U.S. patents for semiconductor technologies. He received an M.S. in Microelectronics from Arizona State University, an M.S. in Physics from Queen’s University of Belfast, and a B.S. in Electronics from the University of Ulster. Mr. Anderson received the degree of Doctor of Science in Economics for services to business and innovation from Queen’s University Belfast. This Honorary degree was awarded in January 2023.

Mr. Anderson is qualified to serve on our Board given his acknowledged technical expertise, his understanding of power conversion technologies, and his experience as an executive and director of other companies in the semiconductor and power management industries.

Nominee	Age	Director Since	Background and Qualifications
Jason L. Carlson	63	2008

Mr. Carlson retired from congatec AG on December 31, 2021. Mr. Carlson was the Chief Executive Officer of congatec AG, a technology and service provider for embedded computing solutions, from 2015 through 2021. Previously, Mr. Carlson was President and Chief Executive Officer, as well as a member of the Board of Directors, of QD Vision, Inc., a privately-held developer of nanomaterial-based solutions for advanced display and lighting applications, from 2010 to 2015. From 2010 to 2011, Mr. Carlson also served as a member of the Board of Directors of Advanced Analogic Technologies, Inc., a publicly-traded developer of power management semiconductors, which was acquired by Skyworks Solutions, Inc. in January 2012. From 2006 until joining QD Vision in 2010, he was President and Chief Executive Officer of Emo Labs, Inc., a privately-held developer of innovative audio speaker technology. From 2002 to 2005, Mr. Carlson was President and Chief Executive Officer of Semtech Corporation, a publicly-traded vendor of analog and mixed-signal semiconductors, with an emphasis on power management applications. From 1999 to 2002, he was Vice President & General Manager for the Crystal Product Division and the Consumer Products & Data Acquisition Division of Cirrus Logic, Inc., a publicly-traded vendor of analog and mixed-signal semiconductors for consumer and industrial applications. Mr. Carlson joined Cirrus Logic in 1999 when that company acquired AudioLogic, Inc., of which he had been Chief Executive Officer. He began his career as a founder of ReSound Corporation, a pioneering developer of digital hearing aids, which completed its initial public offering in 1993.

Mr. Carlson’s qualifications to serve on our Board include his experience as both a public company executive and an entrepreneur, his experience as a director of other companies, his understanding of the evolution of technical innovation in the semiconductor and power conversion industries, and his financial expertise. Mr. Carlson has served as Chairman of the Audit Committee of the Board since joining the Board in 2008.

Philip D. Davies	65	2019

Mr. Davies has served as our Corporate Vice President, Global Sales and Marketing, since February 2011. Prior to joining the Corporation, Mr. Davies was employed by the Solid State Light Engine business unit of OSRAM Sylvania as Business Creation Team Leader from September 2010 to February 2011. From 2006 to 2010, Mr. Davies held the position of Vice President, Sales and Marketing, with NoblePeak Vision Corporation, a developer of night vision camera cores. From 1995 to 2006, Mr. Davies served in various positions with Analog Devices, Inc., a manufacturer of high-performance analog, mixed signal and digital signal processing integrated circuits, most recently as Director of World Wide Business Development. From 1987 to 1995, Mr. Davies served in a number of positions with Allegro MicroSystems, Inc., a manufacturer of high-performance power and sensor integrated circuits, most recently as Vice President, Engineering. Mr. Davies received a B.S.E.E. and a Masters degree in Power Electronics from the University of Glamorgan.

Mr. Davies is qualified to serve on our Board, given his leadership of the Corporation’s sales and marketing organization, his expertise in competitive and go-to-market matters, and his experience as an executive of other companies in the semiconductor and power management industries.

Nominee	Age	Director Since	Background and Qualifications
Andrew T. D’Amico	64	2020

Mr. D’Amico has served in the role of general counsel for intellectual property matters for the Corporation since January 2006. Prior to his engagement by the Corporation, Mr. D’Amico had 18 years of private practice experience in the field of patent law, including patent litigation, patent licensing and patent prosecution, as well as counseling in diverse technological areas, most recently in the New York office of Fish & Richardson P.C. Mr. D’Amico received a law degree from The George Washington University’s National Law Center and an electrical engineering degree (B.S.E.E., Magna Cum Laude) from the N.J. Institute of Technology. Prior to entering law school, Mr. D’Amico was a design engineer in the aerospace industry.

Mr. D’Amico’s qualifications to serve on our Board include his long-standing service as general counsel for intellectual property matters and his considerable experience in the field of patent law, including patent litigation, patent licensing and patent prosecution, as well as counseling in diverse technological areas.

Estia J. Eichten	78	1981

Dr. Eichten, an early investor who contributed to the founding of the Corporation, has held various positions with the Fermi National Accelerator Laboratory since 1981, being named a Senior Scientist in 1989. Since October 2019, Dr. Eichten has been a Distinguished Scientist Emeritus. Earlier, he had been an Associate Professor of Physics at Harvard University. Dr. Eichten received both his B.S. and Ph.D. in Physics from the Massachusetts Institute of Technology. He has been an Alfred P. Sloan Foundation Research Fellow and currently is a Fellow of the American Physical Society and the American Association for the Advancement of Science. In 2011, Dr. Eichten and three collaborators were awarded the prestigious J. J. Sakurai Prize for Theoretical Particle Physics in acknowledgement of outstanding achievement in particle physics theory. While a Director of the Corporation, he served as a Director of VLT, Inc., a wholly-owned subsidiary of the Corporation and previous owner of a majority of the Corporation’s patents, from July 2000 until August 2020, at which time VLT, Inc. was merged with and into the Corporation.

Dr. Eichten’s qualifications to serve on our Board include his extensive knowledge of electronics and power conversion, as well as the deep understanding of our products and organization acquired in his 44 years of service as a Director.

Zmira Lavie	59	2022

Ms. Lavie has been a Partner of M&T Semiconductor, a consulting firm serving professionals and organizations throughout the semiconductor ecosystem, since January 2020. Previously, Ms. Lavie was with Tower Semiconductor, a manufacturer of integrated circuits using specialty process technologies, from 1988 to 2019. Ms. Lavie was appointed Tower Semiconductor’s Senior Vice President and General Manager of Transfer, Optimization and development Process Services (“TOPS”) in 2013, after serving as Vice President of Process Engineering R&D and General Manager of TOPS since 2007. During her tenure, she grew TOPS from inception to annual revenues of approximately $200 million. Ms. Lavie was a member of the Board of Directors of Tower Partners Semiconductor Co., Ltd. (TPSCo), a semiconductor manufacturing firm, from 2014 to 2019. Ms. Lavie has over 30 years of experience within the semiconductor industry, including leading diverse business initiatives, R&D complex projects and processes development. She has expertise in thin films metallization and process integration and holds several patents

Nominee	Age	Director Since	Background and Qualifications

within this area. Ms. Lavie received a B.S. in chemical engineering from Technion – Israel Institute of Technology, Haifa, Israel.

Ms. Lavie’s qualifications to serve on our Board include her extensive experience in the semiconductor industry, including leading diverse business initiatives and complex R&D projects, her significant R&D process development expertise, including technology development and transfers management in diverse fields (CMOS, sensors, MEMS, discrete, etc.) within the semiconductor industry and her experience as a director.

Michael S. McNamara	64	2019

Mr. McNamara has served as our Corporate Vice President, General Manager, Operations, since 2015. Mr. McNamara held the positions of Corporate Vice President, Quality and Technical Operations, from 2011 to 2015, Vice President, Quality and Technical Operation of the Corporation’s Brick Business Unit from 2008 to 2011, Vice President, Quality of the Corporation’s Brick Business Unit from 2006 to 2008, Senior Director of Quality from 2001 to 2008, Manager of Quality, Data and Analysis from 1999 to 2001 and Senior Quality Engineer from 1995 to 1999. Prior to joining the Corporation in 1995, Mr. McNamara was employed by Alpha Industries Inc., the predecessor to Skyworks Solutions, Inc. Mr. McNamara received a B.S. in Industrial Technology from the University of Lowell (now the University of Massachusetts Lowell).

Mr. McNamara is qualified to serve on our Board given his leadership of the Corporation’s manufacturing organization and his important contributions to the operational success of the Corporation.

James F. Schmidt	64	2021

Mr. Schmidt has been our Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary since June 2021. Prior to joining the Corporation, Mr. Schmidt served in a variety of leadership roles in Finance, Engineering, Operations and Sales at Analog Devices, Inc., a manufacturer of high-performance analog, mixed-signal and digital signal processing integrated circuits. From 2017 to 2020, Mr. Schmidt served Analog Devices, Inc. as Vice President, Global Broad Market & Sales Operations, and from 2013 to 2017, as Senior Director, Global Business Controller. Beginning his career in wafer fabrication in 1984, Mr. Schmidt held positions of increasing responsibility in Quality Assurance, Operations, Finance, Sales Operations and culminating in his position as Vice-President, Global Broad Market, Channel Sales and Sales Operations. Mr. Schmidt has a B.S. in Chemical Engineering from the University of Cincinnati and an M.B.A. from the University of North Carolina at Greensboro.

Mr. Schmidt is qualified to serve on our Board given his leadership of the Corporation’s finance organization and his experience as an executive of other companies in the semiconductor industry.

Nominee	Age	Director Since	Background and Qualifications
John Shen	60	2022

Dr. Shen has been a Professor and Director at the School of Mechatronic Systems Engineering of Simon Fraser University, in British Columbia, Canada, since January 2022. Previously, Dr. Shen had been the Grainger Endowed Chair Professor of the Illinois Institute of Technology from January 2013 to December 2021. Earlier, he held various positions, including Senior Principal Staff Engineer, with Motorola Inc. from 1994 to 1999. He was on the faculty of the University of Central Florida from 2004 to 2012 and the University of Michigan-Dearborn from 1999 to 2004. Dr. Shen served as Chief Scientist and member of the Board of Directors of the Great Wall Semiconductor Corporation (now a division of Renesas Electronics) from 2002 to 2012, during which time he invented the world’s first sub-mΩ lateral power MOSFET for ultrahigh density DC/DC power converters. He served the IEEE Power Electronics Society (PELS), a professional society with over 10,000 members, in various capacities including as Vice President of Products, AdCom member at large, general chair, technical program chair, and/or organizing committee member of over 30 international conferences. He is Fellow of the U.S. National Academy of Inventors and Fellow of IEEE. Dr. Shen has 33 years of academic, industrial, and entrepreneurial experience in power electronics, power semiconductor devices, renewable energy systems, microgrids, transportation electrification, sensors and actuators. He has published over 300 journal and conference papers and several book chapters, received two Institute of Electrical and Electronics Engineers (IEEE) Transaction Prize Paper awards and holds 18 U.S. patents. Dr. Shen received his B.S. from Tsinghua University, Beijing, China, and M.S. and doctorate from Rensselaer Polytechnic Institute, Troy, New York, all in electrical engineering.

Dr. Shen’s qualifications to serve on our Board include his extensive knowledge of electronics and power conversion, his understanding of the evolution of technical innovation in the semiconductor and power conversion industries and his experience as a director.

Claudio Tuozzolo	62	2007

Mr. Tuozzolo has been President of Vicor Power Components, an organization within the Corporation, since May 2018. Previously, he had been President of Picor Corporation, a subsidiary of the Corporation prior to its merger with and into the Corporation in May 2018, since 2003. In addition, he previously had been Director of Integrated Circuit Engineering for the Corporation, from February 2003 to November 2003, and Manager of Integrated Circuit Design, from 2001 to February 2003. Before joining the Corporation in 2001, Mr. Tuozzolo was a Principal Design Engineer for SIPEX Corporation, from 1999 to 2001. Mr. Tuozzolo has authored nine U.S. patents in semiconductor design. He attended the University of Rome and holds B.S. and M.S. degrees in Electrical Engineering from the University of Rhode Island.

Mr. Tuozzolo is qualified to serve on our Board given his leadership role within the Corporation, his extensive experience in the semiconductor and power management industries, and his technical expertise regarding our products.

Nominee	Age	Director Since	Background and Qualifications
Patrizio Vinciarelli	78	1981

Dr. Vinciarelli founded the Corporation in 1981 and has been Chairman of the Board, President, and Chief Executive Officer since that time. Prior to founding the Corporation, from 1977 until 1980, he was a Fellow at the Institute for Advanced Study and an Instructor at Princeton University in Princeton, New Jersey. From 1973 through 1976, he was a Fellow at the European Organization for Nuclear Research (CERN), in Geneva, Switzerland. Dr. Vinciarelli received his doctorate in Physics from the University of Rome, Italy. Dr. Vinciarelli holds more than 150 patents for power conversion technology.

Dr. Vinciarelli is qualified to serve on our Board given his role as the Corporation’s founder, President, and Chief Executive Officer, his role in the development of our patents and proprietary technologies and the design of our products, and his standing as the leading innovator in the power conversion industry.

The Board unanimously recommends a vote FOR fixing the number of Directors at eleven and the election of all of the Nominees.

CORPORATE GOVERNANCE

Status as a Controlled Company

As of March 31, 2025, there were 33,521,769 shares of Common Stock and 11,738,718 shares of Class B Common Stock of the Corporation outstanding and entitled to vote. Our Common Stock is listed for trading on the NASDAQ Global Select Market (“NASDAQ-GS”) and, as such, we are subject to the listing requirements set forth in the Marketplace Rules of the NASDAQ Stock Market LLC (the “Nasdaq Rules”). The Corporation is a “controlled company” in accordance with the governance provisions of the Nasdaq Rules, because Dr. Vinciarelli, Chairman of the Board, President, and Chief Executive Officer, holds more than 50% of the voting power of our outstanding capital stock. Accordingly, the Corporation relies on certain exemptions from corporate governance requirements available to us under the Nasdaq Rules for a controlled company (Nasdaq Rule 5615(a)(7)).

Dr. Vinciarelli beneficially owned, as of March 31, 2025, 10,021,388 shares of our Common Stock, 13,458 shares of Common Stock that he has the right to acquire upon exercise of options to purchase Common Stock within 60 days of March 31, 2025, and 11,023,648 shares of our Class B Common Stock. Each share of Class B Common Stock entitles the holder thereof to 10 votes per share and is exchangeable on a one for one basis into a share of Common Stock, which entitles the holder thereof to one vote per share. As of March 31, 2025, Dr. Vinciarelli beneficially owned 29.7% of our Common Stock and 93.9% of our Class B Common Stock, which together represent 79.6% of total voting power, giving him effective control of our governance.

Because of the Corporation’s status as a controlled company, we are not required to comply with listing standards requiring a majority of independent Directors on our Board, the determination or recommendation of the compensation of our executive officers solely by independent Directors, and the recommendation of nominees for Director solely by independent Directors. Upon consideration of the independence criteria under the Nasdaq Rules, the Board has determined that four of the eleven Nominees (all of which are current Directors: Mr. Carlson, Dr. Eichten, Ms. Lavie and Dr. Shen) are independent, as defined by the Nasdaq Rules.

While we do rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that our Board be comprised of a majority of independent Directors, the Nasdaq Rules nevertheless require our Board to have an Audit Committee comprised of no fewer than three Directors, all of whom are independent. The Nasdaq Rules further require that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Audit Committee possess financial sophistication (i.e., qualify to be identified as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K). Mr. Carlson, Dr. Eichten, and Dr. Shen, the current members of the Audit Committee, are standing for re-election to the Board and, if re-elected, intend to serve as members of the Audit Committee for the upcoming one-year term. The Board has determined each of these Directors is independent under the Nasdaq Rules, including the Nasdaq Rules applicable to audit committee members. The Board also has determined that Mr. Carlson qualifies as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

We rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that the compensation of our executive officers, including Dr. Vinciarelli, our Chief Executive Officer, be determined or recommended solely by independent Directors. However, Mr. Carlson, Dr. Eichten, and Dr. Shen, the current members of the Compensation Committee, are all considered to be independent Directors under the Nasdaq Rules, including the Nasdaq Rules applicable to compensation committee members, are standing for re-election to the Board and, if re-elected, intend to serve as members of the Compensation Committee for the upcoming one-year term. The Compensation Committee is solely responsible for the administration of the Corporation’s stock option plans, with authority delegated by the Board to approve all recommended stock option awards.

We also rely on an exemption, as a controlled company, from the Nasdaq Rules requirement that nominees for Director be selected or recommended solely by independent Directors (or a committee comprised solely of independent Directors). The Board believes it, as a whole, is in the best position to evaluate potential candidates for nomination as Director and, therefore, the full Board (including Directors who are not independent) performs the function of such a committee. Of the current Directors, Dr. Vinciarelli, Mr. Tuozzolo, Mr. Schmidt, Mr. McNamara, Mr. Davies, Mr. D’Amico and Mr. Anderson are not independent Directors under applicable Nasdaq Rules.

Finally, while we rely on the exemptions from certain Nasdaq Rules requirements described above, we are not exempt from the requirement that independent Directors have regularly scheduled meetings at which only independent Directors are present. At each meeting of the Board, the independent Directors conduct such “executive sessions,” frequently with our outside counsel as an invited guest. In addition, at each meeting of the Audit Committee, which is comprised solely of three independent Directors, the independent Directors conduct private meetings with representatives of our independent registered public accounting firm, KPMG LLP (“KPMG”).

The Board and Its Committees

The Board held three meetings during 2024. Our Board has two standing committees: the Audit Committee and the Compensation Committee.

M. Michael Ansour, who served as an independent member of the Board and an independent member of each of the Board’s Audit Committee and Compensation Committee, passed away in December 2024. The Board appointed John Shen, an independent member of the Board, to serve on both the Audit Committee and the Compensation Committee of the Board.

Information regarding the functions performed by the Audit Committee is set forth in the section of this Proxy Statement entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter, which is reviewed each year. As stated above, the Board has determined that Mr. Carlson, Dr. Eichten, and Dr. Shen are independent, and that Mr. Carlson meets the definition of “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. Mr. Carlson, Dr. Eichten, and Dr. Shen have agreed, if re-elected, to continue to serve on the Audit Committee. The charter of the Audit Committee is posted on the Corporation’s website, www.vicorpower.com, under the heading “About the Company” and the subheading “Corporate Governance.” The Audit Committee held five meetings during 2024.

The Compensation Committee is responsible for approving, based on the recommendation of Dr. Vinciarelli, the compensation for the executive officers of the Corporation, approving all grants of stock options by the Corporation and its subsidiaries, and administering the Corporation’s stock option plans pursuant to authority delegated to it by the Board. The Compensation Committee is governed by a written charter, which is subject to review each year. The Compensation Committee held five meetings during 2024 and acted by written consent in lieu of meeting on 15 other occasions to approve stock option awards granted during 2024. The Compensation Committee charter is posted on the Corporation’s website, www.vicorpower.com, under the heading “About the Company” and the subheading “Corporate Governance.”

In 2024, each of the Directors attended 75% or more of the total number of meetings of the Board and meetings of the committees thereof on which such Director served. Directors are expected to attend each year’s Annual Meeting of Stockholders in person unless doing so is impracticable due to unavoidable conflicts. All of the Directors attended the 2024 Annual Meeting of Stockholders.

Board Leadership and Role in Risk Management

Given the Corporation’s status as a controlled company and Dr. Vinciarelli’s leadership of the Corporation since its founding, he fulfills both the roles of Chairman of the Board and Chief Executive Officer. As Chairman of the Board, Dr. Vinciarelli presides over meetings of the Board and, in collaboration with the Corporate Secretary, establishes an agenda for each meeting. The Board does not have a lead independent Director. As Chief Executive Officer, Dr. Vinciarelli is responsible for setting the strategic direction of the Corporation, the leadership of the organization, and the operational and financial performance of the Corporation.

The Board advises and oversees executive management, which, under Dr. Vinciarelli’s leadership, is responsible for the day-to-day operations of the Corporation’s affairs. The Board reviews, assesses, and directs our long-term strategic plans and provides oversight and guidance on all matters influencing the Corporation’s well-being.

The Board has an active role, as a whole and also at the committee level, in overseeing identification, analysis, and management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s strategy, operations, financial performance and position, and legal and regulatory affairs, addressing the risks associated with each. To date, Messrs. Davies, McNamara, Schmidt, and Tuozzolo, in their capacities as Corporate Vice President, Global Sales and Marketing, Corporate Vice President, General Manager, Operations, Chief Financial Officer, and President of Vicor Power Components, respectively, provide first-hand information and insight to the Board regarding enterprise risk. Messrs. Anderson and Carlson, as semiconductor industry executives with extensive, valuable experience, provide important external perspectives on a range of challenges facing the Corporation, including evolving technology and intensifying competition. Dr. Eichten, an early investor in the Corporation, who has served on the Board for 44 years, provides important perspectives on technology trends, as well as a historical perspective on corporate strategy. Mr. D’Amico provides input on patent matters, including risk related to potential patent litigation, given his considerable experience in the field of patent law, including patent litigation, patent licensing and patent prosecution. Ms. Lavie provides extensive experience in the semiconductor industry, including leading diverse business initiatives and complex R&D projects, and significant R&D process development expertise, including technology development. Dr. Shen provides extensive knowledge of electronics and power conversion and has an understanding of the evolution of technical innovation in the semiconductor and power conversion industries. The independent Directors, given their breadth of experience and expertise, as well as their governance responsibilities as the sole members of the Audit Committee and the Compensation Committee, contribute to an ongoing assessment of the integrity of our financial reporting processes and systems and the appropriateness and effectiveness of our compensation programs.

While the Board is ultimately responsible for the Corporation’s risk management, the Audit Committee, comprised of independent Directors, plays a primary and important role in assisting the Board in overseeing such responsibilities, with particular focus, as mandated by the Sarbanes-Oxley Act of 2002, on the integrity and effectiveness of the Corporation’s financial reporting processes. The Audit Committee reviews our guidelines and policies on management of enterprise risks, including assessment and management of the Corporation’s major financial exposures and management’s monitoring and control of such exposures. At each meeting of the Audit Committee, members of management, led by the Corporation’s Chief Financial Officer, present information addressing issues related to risk identification, analysis, and mitigation. Also, at each meeting of the Audit Committee, the committee members meet privately with representatives of our independent auditors, KPMG.

In addition to the risk oversight role undertaken by the Audit Committee, the Compensation Committee assists the Board in overseeing the Corporation’s compensation policies and practices as they relate to the Corporation’s risk management and risk-taking incentives. The Compensation Committee has determined that the compensation policies and practices for the Corporation’s employees are not reasonably likely to have a material adverse effect on the Corporation, as the incentives of the Corporation’s compensation programs are believed to be aligned with our strategic, operational, and financial goals and the interest of our Stockholders.

Director Nomination Process

As indicated above, the full Board performs the Director nomination function for the Corporation. The Board does not have a charter governing the Director nomination process, although it has established Director nomination procedures setting forth the process for identifying and evaluating Director nominees. The Corporation’s By-Laws require that our Stockholders approve the number of Directors for the coming year at each Annual Meeting of Stockholders, although the By-Laws also allow the Board to reduce the number of Directors in the event of a vacancy on the Board and to increase the number of Directors at any time by majority vote of the Directors then serving.

Board Membership Criteria — At a minimum, the Board must be satisfied each candidate for nomination has high personal and professional integrity, has demonstrated exceptional ability and judgment, and is expected, in the judgment of the Board, to be highly effective, in collaboration with the other nominees to the Board, in collectively serving the interests of the Corporation and our Stockholders. In addition to the minimum qualifications set forth above, the Board seeks to select for nomination persons possessing relevant industry or technical experience and, in order to maintain compliance with the Nasdaq Rules regarding the independence of Audit Committee members, persons meeting the independence requirements of the Nasdaq Rules and Securities and Exchange Commission (“SEC”) regulations.

Identifying and Evaluating Nominees — The Board may solicit recommendations from any sources it deems appropriate. The Board will evaluate all candidates for nomination in the same manner, evaluating the qualifications of any recommended candidate and conducting inquiries it deems appropriate, without discrimination on the basis of race, religion, national origin, sexual orientation, disability, or any other basis. In identifying and evaluating candidates for nomination, the Board may consider, in addition to the minimum professional qualifications discussed above and other criteria for Board membership approved by the Board from time to time, all facts and circumstances it deems appropriate or advisable, including, among other things, the breadth of experience, geographic representation, and backgrounds of other nominees. Based on these considerations, the Board may nominate a candidate it believes will, together with the other nominees, best serve the interests of the Corporation and our Stockholders.

Stockholder Recommendations — The Board’s policy is to review and consider, in accordance with the procedures described above, any candidates for nomination recommended by Stockholders entitled to vote for the election of Directors. All Stockholder recommendations of candidates for nomination must be submitted to our Corporate Secretary, at the address of the Corporation set forth above.

All Stockholder recommendations for Director candidates must include the following information:

•
the name and address of record of the Stockholder;
•
a representation that the Stockholder is a record holder of shares of capital stock of the Corporation entitled to vote in the election of Directors, or if the Stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, as amended ( the “Exchange Act”);
•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full years of the candidate for nomination;
•
a description of the qualifications and background of the candidate for nomination that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

•
a description of all arrangements or understandings between the Stockholder and the candidate for nomination;
•
the written consent of the candidate for nomination (a) to be named in the proxy statement relating to the Corporation’s next annual meeting and (b) to serve as a Director if elected at such annual meeting; and
•
any other information regarding the candidate for nomination required to be included in a proxy statement filed pursuant to the rules of the SEC.

Any stockholder seeking to present a Director nomination at an annual meeting must comply with the notice procedures in our By-Laws as described herein under “Stockholder Proposals.”

Communications with the Board

If a Stockholder wishes to communicate with any Director or the Board as a whole, he or she may do so by addressing such communications to: [Name(s) of Director(s)/Board of Directors of Vicor Corporation], c/o James F. Schmidt, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, MA 01810. All correspondence should be sent via certified U.S. mail, return receipt requested. All correspondence received will be forwarded promptly to the addressee(s).

Code of Business Conduct

The Corporation has established and adopted a Code of Business Conduct (which applies to all of our employees, including our executive officers). This Code of Business Conduct is posted on the Corporation’s website, www.vicorpower.com, under the heading “About the Company” and the subheading “Corporate Governance”.

Policy Prohibiting Insider Trading

We have adopted an Insider Trading and Disclosure Policy that governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company and our directors, officers and employees. This policy is reasonably designed to promote compliance with insider trading laws, related SEC rules and regulations and the Nasdaq Rules. It is also the policy of the Company that the Company will not engage in transactions in Company securities while aware of material nonpublic information relating to the Company or Company securities.

Hedging

We do not have a policy that specifically prohibits our employees and directors from hedging the economic risk of ownership of our stock.

Executive Officers

Executive officers of the Corporation (designated as our “corporate officers” in accordance with our By-Laws) are appointed annually by the Board and hold office until the first meeting of the Board following the next annual meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation, or removal. The following persons are the Corporation’s executive officers:

Patrizio Vinciarelli, Ph.D., 78, Chairman of the Board, President, and Chief Executive Officer. Dr. Vinciarelli’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Sean Crilly, 67, Corporate Vice President, Engineering, Power Systems since June 2015. From December 2012 to May 2015, Mr. Crilly served as Vice President, Engineering, VI Chip Corporation (“VI Chip”). From 2006 to 2012, Mr. Crilly held the position of Director of Sustaining Engineering, and, from 2000 to 2006, the position of Manager, Test Engineering. Previously, Mr. Crilly held the positions of Project Manager, from 1996 to 2000, and Senior Test Engineer, from 1993 to 1996. Prior to joining the Corporation in 1993, Mr. Crilly was Vice President of Applications Engineering at Intepro Systems, specializing in power electronics test equipment. Earlier, he was employed in engineering roles at Schaffner and Nixdorf Computer. Mr. Crilly received a B.Eng. in Electronics from the Limerick Institute of Technology, Limerick, Ireland.

Philip D. Davies, 65, Corporate Vice President, Global Sales and Marketing. Mr. Davies’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Alvaro Doyle, 57, Corporate Vice President and Chief Information Officer since September 2020. From 2017 to 2020, Mr. Doyle served as Vice President of Application Development and Business Analytics, also assuming the role of Chief Compliance Officer in 2020. Over the course of his career at Vicor starting in 1998, he has held various leadership roles including Director of Application Development, Senior Technical Manager, Manager of Manufacturing Systems, Principal Software Engineer, and Senior Software Engineer. Prior to Vicor, Mr. Doyle worked as a software engineer at the UMass Medical School’s PeopleSoft integration group. Mr. Doyle received a B.S. in Information Systems Management from the University of San Francisco.

Quentin A. Fendelet, 53, Corporate Vice President and Chief Accounting Officer since March 2022. Prior to joining Vicor, Mr. Fendelet served as a Senior Financial Consultant with Fenway Consulting Group and CBIZ Private Equity Advisory, transaction and transformation solutions partners for middle-market private equity firms, from October 2020 to February 2022. Prior to his Senior Financial Consulting roles, Mr. Fendelet served as Vice President Controller of Wheelabrator Technologies, Inc., an environmental services company, from November 2015 to March 2020. Prior to Wheelabrator, Mr. Fendelet served as Vice President of Finance of Courier Corporation, a publicly traded media company, from April 2014 to June 2015. In his previous positions, Mr. Fendelet was responsible for overseeing finance and accounting operations, systems implementations and guiding strategic financial and business decisions. Mr. Fendelet holds a Bachelor of Science – Accounting from Merrimack College and a Master of Business Administration from Bentley University. He is a Certified Public Accountant and a Chartered Global Management Accountant.

Robert Gendron, 60, Corporate Vice President, Product Management and Development since September 2021. From 2017 to September 2021, Mr. Gendron served as Corporate Vice President, Product Marketing and Technical Resources. From 2014 to 2017, Mr. Gendron served as Vice President of Marketing and Business Development for the Picor Corporation (“Picor”) and VI Chip subsidiaries of the Corporation. From 2011 to 2014, he served as Vice President of Marketing and Business Development for Picor. Prior to joining Picor, Mr. Gendron held senior marketing and sales roles at various semiconductor companies including Analog Devices, STMicroelectronics, Fairchild Semiconductor, International Rectifier, and Volterra. Mr. Gendron also serves on the Industrial Advisory Board for the University of New Hampshire Department of Electrical and Computer Engineering. He holds a B.S. in Electrical Engineering from Clarkson University, a M.S. in Electrical Engineering from Northeastern University, and a M.B.A. from the Whittemore School of Business at the University of New Hampshire, and is a registered Professional Engineer by the Commonwealth of Massachusetts.

Nancy L. Grava, 54, Corporate Vice President, Human Resources, since July 2015. From 2009 to June 2015, Ms. Grava held the position of Director, Human Resources. From 2002 to 2009, Ms. Grava held the position of Senior Manager, Compensation and Benefits and, from 1999 to 2002, she held the position of Manager, Compensation and Benefits. Prior to that time, Ms. Grava held various other positions within Human Resources since joining the Corporation in 1993. Ms. Grava received a B.A. from the Massachusetts School of Liberal Arts and an M.B.A. from Bentley University.

Alex Gusinov, 61, Corporate Vice President, Engineering, Power Components since June 2015. From 2006 to 2015, Mr. Gusinov served as Vice President of Design Engineering for Picor. He joined Picor in 2004 as Director of IC Design. Prior to joining Picor, Mr. Gusinov was employed by SIPEX Corporation from 1996 to 2004, most recently as Vice President of Design Engineering, Power Management. From 1986 to 1996, he was employed by Analog Devices, Inc., developing integrated circuits for telecom, fiber optics, video, and related applications. Mr. Gusinov received a B.S.E.E. from Boston University and an M.S. in Engineering Management from Gordon Institute of Tufts University.

Michael S. McNamara, 64, Corporate Vice President, General Manager, Operations. Mr. McNamara’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

James F. Schmidt, 64, Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary. Mr. Schmidt’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

Claudio Tuozzolo, 62, Corporate Vice President and President of Vicor Power Components. Mr. Tuozzolo’s background and experience is contained in the section of this Proxy Statement entitled “Information Regarding Nominees and Qualifications.”

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and Class B Common Stock held by (1) each person or entity known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation’s common stock, (2) each Director and Nominee, (3) each named executive officer of the Corporation (as defined in Item 402(a)(3) of Regulation S-K and named in the Summary Compensation Table for Fiscal 2024 below), and (4) all Directors and executive officers as a group, in each case based on representations of the Directors and executive officers as of March

31, 2025, and a review of filings on Schedules 13D and 13G under the Exchange Act. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares set forth opposite such beneficial owner’s name. The information in the table reflects beneficial ownership of shares of each of the two classes of common stock on March 31, 2025 (or on such date as otherwise indicated), and does not, except as otherwise indicated below, take into account conversions after such date, if any, of shares of Class B Common Stock into Common Stock, which, if they were to occur, would increase the voting control of persons who retain shares of Class B Common Stock.

The percentages shown have been determined as of March 31, 2025, in accordance with Rule 13d-3 under the Exchange Act, and are based on a total of 45,260,487 shares of common stock that were outstanding on such date, of which 33,521,769 were shares of Common Stock and 11,738,718 were shares of Class B Common Stock. Each share of Common Stock entitles the holder thereof to one vote per share, and each share of Class B Common Stock entitles the holder thereof to 10 votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock at any time upon the election of the holder thereof.

Pursuant to the provisions of our certificate of incorporation, shares of Class B Common Stock are transferrable only under the limited circumstances set forth therein and must be converted into shares of Common Stock in order to be sold. Such conversion may be effected by the delivery of the certificate(s) representing shares of Class B Common Stock, accompanied by a written notice of the election by the record holder thereof to convert, to James F. Schmidt, Corporate Secretary, c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810, or to the then-current transfer agent for our Common Stock. Any transfer of shares of Class B Common Stock not permitted under the provisions of our certificate of incorporation will result in the automatic conversion of those shares of Class B Common Stock into an equal number of shares of Common Stock.

Name of Beneficial Owner (1)	Total Number of Shares Beneficially Owned (2) (3) (4)		Percent of Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Percent of Voting Power
Patrizio Vinciarelli	21,058,494	(5)	29.7%	93.9%	79.6%
Estia J. Eichten	945,684	(6)	0.8%	5.9%	4.7%
Claudio Tuozzolo	62,944		*	*	*
Philip D. Davies	62,032		*	*	*
Michael S. McNamara	46,242		*	*	*
Sean Crilly	32,007		*	*	*
James F. Schmidt	28,108		*	*	*
Alex Gusinov	27,570		*	*	*
Andrew T. D'Amico	25,874		*	*	*
Alvaro Doyle	25,408		*	*	*
Quentin A. Fendelet	16,408		*	*	*
Robert Gendron	12,335		*	*	*
Nancy L. Grava	9,716		*	*	*
Samuel J. Anderson	7,250		*	*	*
Jason L. Carlson	5,791		*	*	*
Zmira Lavie	1,418		*	*	*
John Shen	1,418		*	*	*
All Directors and executive officers as a group (17 persons)	22,368,699		31.3%	99.8%	84.5%
JPMorgan Chase & Co. (7) 383 Madison Avenue New York, NY 10179	4,445,578		13.2%	*	2.9%
BlackRock, Inc. (8) 50 Hudson Yards New York, NY 10001	3,493,260		10.3%	*	2.3%
The Vanguard Group-23-1945930 (9) 100 Vanguard Blvd. Malvern, PA 19355	2,477,438		7.3%	*	*

* Less than 1%

(1)
The address for each of the beneficial owners named in the table, but not specified therein, is: c/o Vicor Corporation, 25 Frontage Road, Andover, MA 01810.

(2)
Includes shares issuable upon the exercise of options to purchase Common Stock that are exercisable or will become exercisable within 60 days of March 31, 2025, in the following amounts:

Name of Beneficial Owner	Shares
Philip D. Davies	46,269
Claudio Tuozzolo	29,322
Michael S. McNamara	28,149
James F. Schmidt	27,233
Andrew T. D’Amico	25,874
Alvaro Doyle	25,366
Quentin A. Fendelet	16,408
Patrizio Vinciarelli	13,458
Estia J. Eichten	12,572
Alex Gusinov	10,898
Nancy L. Grava	9,716
Robert Gendron	6,961
Jason L. Carlson	5,791
Sean Crilly	4,679
Samuel J. Anderson	3,459
Zmira Lavie	1,418
John Shen	1,418

(3)
Includes shares of Common Stock purchased through the Vicor Corporation 2017 Employee Stock Purchase Plan.
(4)
The calculation of the total number of shares beneficially owned includes 11,023,648 shares of Class B Common Stock owned by Dr. Vinciarelli and 690,700 shares of Class B Common Stock owned by Dr. Eichten. No other executive officer, Director, Nominee or 5.0% stockholder owns shares of Class B Common Stock.
(5)
Includes 171,125 shares of Common Stock held by the Patrizio Vinciarelli Irrevocable Trust U/A, of which Dr. Vinciarelli is a trustee.
(6)
Includes 12,145 shares of Common Stock held by the Belle S. Feinberg Memorial Trust, of which Dr. Eichten is a trustee.
(7)
Information reported is based upon a Schedule 13G/A filed with the SEC on April 22, 2025, reflecting holdings as of March 31, 2025. All shares are held by JPMorgan Chase & Co., which holds sole voting power with regard to 2,477,388 shares, shared voting power with regard to 98 shares, sole dispositive power with regard to 4,445,104 shares, and shared dispositive power with regard to 412 shares.
(8)
Information reported is based upon a Schedule 13G/A filed with the SEC on January 24, 2024, reflecting holdings as of December 31, 2023. All shares are held by BlackRock, Inc., which holds sole voting power with regard to 3,461,242 shares and sole dispositive power with regard to 3,493,260 shares.
(9)
Information reported is based upon a Schedule 13G/A filed with the SEC on February 13, 2024, reflecting holdings as of December 29, 2023. All shares are held by The Vanguard Group -23-1945930 which holds sole voting power with regard to 0 shares, sole dispositive power with regard to 2,416,015 shares, shared voting power with regard to 40,215 shares and shared dispositive power with regard to 61,423 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information about our overall compensation program elements and objectives, with a particular focus on the compensation decisions made during 2024 with respect to our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K), which were the following individuals for 2024: Dr. Vinciarelli, our President and Chief Executive Officer; Mr. Schmidt, our Chief Financial Officer; and Messrs. Davies, McNamara and Tuozzolo, each of whom is a Corporate Vice President of the Corporation.

Philosophy

The primary objective of the Corporation’s compensation programs is to attract, motivate, and retain highly qualified and productive employees using a combination of cash and equity based rewards intended to motivate and reward superior performance. Salaries and, in appropriate circumstances, cash bonuses encourage effective performance relative to current plans and objectives, while stock options may be utilized to attract new employees, reward outstanding performers, promote longer-term focus, and more closely align the interests of employees with those of Stockholders.

Stockholder Advisory Vote on Executive Compensation

At the 2023 Annual Meeting of Stockholders, Stockholders cast an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers (“Say on Pay” votes). The option receiving the highest number of votes was a frequency of every three years, and, in accordance with the outcome of that advisory vote, our Board determined to hold a Say on Pay advisory vote every three years. The Corporation’s most recent Say on Pay vote occurred at the Corporation’s 2023 Annual Meeting of Stockholders, and Stockholders approved, on an advisory basis, the compensation of our Named Executive Officers as disclosed in our proxy statement for that annual meeting. The Compensation Committee believes this affirmed our Stockholders’ support of the Corporation’s approach to executive compensation and, therefore, did not change its approach during 2024. The next Say on Pay vote will occur at the Corporation's 2026 Annual Meeting of Stockholders and the next advisory vote on the frequency of future Say on Pay votes will occur at the Corporation's 2029 Annual Meeting of Stockholders.

Overview of Executive Compensation

Dr. Vinciarelli, with input from Ms. Grava, our Corporate Vice President, Human Resources, makes periodic recommendations to the Compensation Committee with respect to the compensation of executives including the Named Executive Officers (other than himself) and other employees in leadership positions.

Potential elements of compensation for our executive officers include: a base salary, cash bonuses, stock option awards through the Corporation’s stock option plans, the option to purchase Common Stock of the Corporation through the 2017 Employee Stock Purchase Plan (“ESPP”), subsidized participation in group health, disability, and life insurance, cash contributions to a 401(k) tax-qualified retirement saving plan sponsored by the Corporation and certain perquisites. All employees, including our Named Executive Officers, are employees-at-will and, as such, do not have employment contracts with the Corporation.

Each component of compensation is described in the following table:

Component	Characteristics/Frequency	Objective
Base Salary

Salaries are established for a new hire based on the qualifications of the individual, the talents and skills sought for the position, and the comparable market level of salaries paid by position and/or geography. Salaries are reviewed and revised annually, based on the

We seek to attract and retain the best available individual talent. We structure salaries to provide a fixed amount of annual compensation reflecting the individual’s performance and the comparable market level of salaries paid by position and/or geography.

performance of the individual. Each year a target percentage for an organization-wide merit increase in salaries, based on the Corporation’s performance and an assessment of increases in the cost of living, is presented to Dr. Vinciarelli for approval. In 2024, our Named Executive Officers participated in the organization-wide merit increase and received the salaries reflected in the Summary Compensation Table for Fiscal 2024.

Component	Characteristics/Frequency	Objective
Cash Bonus (Contingent)

Certain senior sales and marketing personnel are eligible to participate in sales incentive programs, with cash bonuses paid based on achievement of various objectives. These programs generally are structured annually, with payments made quarterly. The Corporation did not have a policy regarding or a program involving discretionary cash bonuses for personnel outside of the sales and marketing functions in 2024. However, the Corporation has in the past from time to time awarded discretionary or service-or performance-based cash incentive bonuses to Named Executive Officers. No such bonuses were awarded to the Named Executive Officers in 2024.

We seek to provide short-term, tangible motivation for certain senior sales and marketing personnel to meet objectives, whether these objectives involve dollar volumes, market penetration, or other defined quantitative objectives.

Stock Option Awards (Contingent)

We generally award non-qualified stock options to a new employee upon hiring. From time to time, existing employees will be rewarded for superior performance through the award of stock options. We also may make stock option incentive grants in conjunction with merit increases for eligible employees.

We seek to motivate and retain recipients of stock option awards to contribute to achieving longer-term performance goals, potentially contributing to an increase in the value of the shares underlying the stock option awards, thereby aligning economic interests of recipients with Stockholders.

ESPP Participation (Elective)

Under the ESPP, established in 2017, eligible employees who elect to participate on the first day of an offering period of approximately six months are able to purchase shares of the Corporation’s Common Stock at the end of that offering period at a purchase price equal to 85% of the lesser of the fair market value of a share of Common Stock either on the first trading day or last trading day of that offering period. The purchase of shares is funded by means of periodic payroll deductions.

We seek to motivate and retain U.S. employees through their purchase, using after tax funds, of shares of the Corporation’s Common Stock at an advantageous price. Under the provisions of the ESPP, shares purchased and held past the first anniversary of the purchase are eligible for long-term capital gains tax treatment when sold.

Fringe Benefits

We offer a package of fringe benefits to all employees, including all Named Executive Officers, and their dependents, portions of which are paid for, in whole or in part, by the employee. The benefits we offer include: life, health, dental, vision, and long-term care insurance; disability and workers’ compensation insurance; healthcare reimbursement accounts; tuition reimbursement; and paid time off.

We seek to provide a competitive package of benefits addressing the health and welfare needs of employees, reflecting our overall compensation philosophy of attracting and retaining talented individuals.

Retirement Benefits

The Corporation sponsors a 401(k) tax-qualified retirement saving plan that is open to all employees. In any plan year, the Corporation will make a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to a maximum matching contribution of $10,350. Participants received up to $9,900 in matching funds in 2024 from the Corporation. All Named Executive Officers, with the exception of Dr. Vinciarelli, participated in the 401(k) plan and received matching contributions. The Corporation does not provide any defined benefit plans, nonqualified deferred compensation plans, retirement health insurance, or other post-employment benefits.

We seek to provide retirement benefits that are competitive with other companies of our size and industry focus, reflecting our overall compensation philosophy of attracting and retaining talented individuals.

Perquisites	Executive officers, including all Named Executive Officers, are eligible to participate in supplemental	The limited perquisites we currently offer are intended to provide benefits to our executives comparable to those

Component	Characteristics/Frequency	Objective

health, dental, and vision insurance, and receive a fixed cash automobile allowance, as well as reimbursement for fuel expenses. Amounts associated with automobile allowances and fuel expense reimbursements are considered taxable current income by the recipient.

received by executives of other companies of our size and industry focus, or, as is the case with automobile allowances and fuel reimbursement, to support business purposes.

Stock Option Awards

Discretionary awards of stock options have been a component of our compensation for executives and employees that Dr. Vinciarelli considers to be important contributors to the Corporation’s success. The Compensation Committee approves all stock option grants. We generally award a limited number of non-qualified stock options to a new employee upon hiring. From time to time, existing employees may also be rewarded for superior performance through the award of additional stock options. Stock options may also be granted to eligible employees in conjunction with annual merit increases.

The Corporation does not have a policy regarding the composition or frequency of discretionary awards of stock options or other forms of equity-based compensation. In 2024, Mr. Schmidt, Mr. Davies, Mr. McNamara and Mr. Tuozzolo each received an award of stock options due to their service on the Board, as described below under the section entitled “Directors’ Compensation For Fiscal 2024.” In addition, Dr. Vinciarelli, Mr. Davies, Mr. McNamara and Mr. Tuozzolo each received an award of stock options as part of an annual merit increase. The number of 2024 merit stock options awarded to such Named Executive Officers was determined using a formula that calculates (a) a percentage that takes the Named Executive Officer’s salary and divides it by the average base salary of Vicor Corporation’s exempt employee population, (b) a merit percentage which is the Named Executive Officer’s annual merit increase percentage divided by the overall merit increase percentage for Vicor Corporation’s employee population, and (c) an incentive percentage, which multiplies the percentages from items (a) and (b) and a factor of 0.2 to arrive at the incentive dollar award total for the Named Executive Officer. This incentive dollar award total was divided by Vicor Corporation’s closing stock price on the merit stock option award date of May 3, 2024 to arrive at the number of options to be granted to each Named Executive Officer receiving such an award.

During 2024, as was also the case in 2023 and 2022, options for the purchase of the Corporation’s Common Stock were awarded under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated (the “Vicor 2000 Plan”). The exercise price of stock options for the purchase of the Corporation’s Common Stock is set at the closing price of a share of the Corporation’s Common Stock on the NASDAQ-GS on the effective date of the grant. Generally, these option grants vest over five years and have a 10-year term. In certain circumstances, options have been awarded with vesting provisions based on the achievement of specific financial performance targets, as defined in the award agreement associated with those options.

Prior to the merger of VI Chip with and into the Corporation (the "VI Chip Merger") in June 2019, options for the purchase of VI Chip common stock were awarded under the VI Chip Corporation Amended and Restated 2007 Stock Option and Incentive Plan (the “2007 VI Chip Plan”). In connection with the VI Chip Merger, the Corporation assumed the 2007 VI Chip Plan and any outstanding stock options thereunder. All outstanding options under the 2007 VI Chip Plan have been converted into options for the purchase of Common Stock of the Corporation. The 2007 VI Chip Plan, which was previously approved by the Corporation’s stockholders at the 2017 Annual Meeting of Stockholders, was amended and restated on June 28, 2019 in connection with the VI Chip Merger. The assumed 2007 VI Chip Plan, as amended and restated, is referred to herein as the “Assumed VI Chip Plan.”

Prior to 2018, options for the purchase of Picor common stock were awarded under the Amended and Restated Picor Corporation 2001 Stock Option and Incentive Plan (the “2001 Picor Plan”). In connection with the merger of Picor with and into the Corporation in May 2018 (the “Picor Merger”), the Corporation assumed the 2001 Picor Plan, as well as any outstanding stock option awards under the 2001 Picor Plan. All outstanding options under the 2001 Picor Plan were converted into options for the purchase of Common Stock of the Corporation. The 2001 Picor Plan, which was previously approved by the Corporation’s stockholders at the 2017 Annual Meeting of Stockholders, was amended and restated on May 30, 2018 in connection with the Picor Merger. The assumed 2001 Picor Plan, as amended and restated, is referred to herein as the “Assumed Picor Plan.” As of December 31, 2024, there were no outstanding options or other awards under the Assumed Picor Plan and no additional awards may be granted under the Assumed Picor Plan.

Compensation Recovery Policy

During 2023, the Corporation adopted a compensation recovery policy designed to comply with SEC regulations and the implementing Nasdaq Rules. This policy provides that, if the Corporation is required to prepare a qualifying accounting restatement, then, unless an exception applies, the Corporation will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date the Corporation is required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.

Policies and Practices Relating to the Grant of Certain Equity Awards

As described above, the Corporation does not have a policy regarding the composition or frequency of discretionary awards of stock options or other forms of equity-based compensation. The Compensation Committee may consider and approve annual, interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

In 2024, Mr. Schmidt, Mr. Davies, Mr. McNamara and Mr. Tuozzolo each received an award of stock options due to their service on the Board, as described below under the section entitled “Directors’ Compensation For Fiscal 2024.” In addition, Dr. Vinciarelli, Mr. Davies, Mr. McNamara and Mr. Tuozzolo each received an award of stock options as part of an annual merit increase. Consistent with our usual practice, the stock options awarded to Mr. Schmidt, Mr. Davies, Mr. McNamara and Mr. Tuozzolo for their service on the Board were granted on June 21, 2024, the date of the 2024 Annual Meeting of Stockholders. The grant date for those stock options was within the period beginning four business days before the filing of a Current Report on Form 8-K on June 24, 2024 that disclosed the voting results from our 2024 Annual Meeting of Stockholders and ending one business day after the filing of such report. Although we do not deem the information contained in such Current Report on Form 8-K to be material, we have included the tabular disclosure that would be required under Item 402(x) of the SEC’s Regulation S-K in the event such information was deemed to be material.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information (%)

James F. Schmidt	6/21/2024	6,081	32.89	104,856	(2.8)
Philip D. Davies	6/21/2024	6,081	32.89	104,856	(2.8)
Michael S. McNamara	6/21/2024	6,081	32.89	104,856	(2.8)
Claudio Tuozzolo	6/21/2024	6,081	32.89	104,856	(2.8)

SUMMARY COMPENSATION TABLE FOR FISCAL 2024

Named Executive Officer and Principal Position (1)	Year	Salary (2)	Bonus (3)	Option Awards (4) (5)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (6)	Total
Patrizio Vinciarelli	2024	$459,542	$—	$198,319	$—	$61,246	$719,107
Chairman of the Board, President,	2023	442,464	—	318,988	—	59,798	821,250
and Chief Executive Officer	2022	424,836	—	172,142	—	60,123	657,101
James F. Schmidt	2024	404,040	—	104,856	—	32,560	541,456
Corporate Vice President, Chief Financial Officer,	2023	399,258	—	404,686	—	41,781	845,725
Treasurer, and Corporate Secretary	2022	382,808	—	206,511	125,000	41,687	756,006
Philip D. Davies	2024	429,262	—	722,095	—	62,264	1,213,621
Corporate Vice President,	2023	410,194	—	459,514	—	46,289	915,997
Global Sales and Marketing	2022	390,661	126,115	663,221	—	45,569	1,225,566
Michael S. McNamara	2024	382,486	—	394,269	—	44,730	821,485
Corporate Vice President and	2023	367,678	—	359,142	—	41,956	768,776
General Manager, Operations	2022	353,537	—	155,392	—	41,592	550,521
Claudio Tuozzolo	2024	467,520	—	808,939	—	47,738	1,324,197
Corporate Vice President and President	2023	448,110	—	467,899	—	45,950	961,959
of Vicor Power Components	2022	431,082	—	201,646	—	49,339	682,067

(1)
As defined by Item 402 of Regulation S-K, our “Named Executive Officers” for 2024 are: (a) our principal executive officer; (b) our principal financial officer; and (c) our three most highly compensated executives (other than the principal executive officer and principal financial officer) serving as executives at the end of the last completed fiscal year.
(2)
The amounts shown reflect the actual salary amounts paid to the Named Executive Officers in each respective year.
(3)
The amounts shown reflect bonus amounts paid to the Named Executive Officers in each respective year.
(4)
The amounts shown reflect the aggregate grant date fair value of stock option awards in each year presented. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Corporation’s financial statements. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. Refer to Note 12, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, for the relevant assumptions used to determine the valuation of the Corporation’s option awards.
(5)
Of the option award values for Mr. Schmidt, Mr. Davies, Mr. McNamara, and Mr. Tuozzolo in 2024, each included $104,856 associated with the annual award to Directors of non-qualified stock options as compensation for service on the Corporation’s Board of Directors. In addition, Dr. Vinciarelli, Mr. Davies, Mr. McNamara, and Mr. Tuozzolo each received an award of stock options as part of an annual merit increase in 2024.
(6)
“All Other Compensation” amounts include car allowance, fuel allowance, supplemental health, dental and vision insurance, the taxable portion of life insurance benefits, and the Corporation’s matching 401(k) plan contribution for each Named Executive Officer shown. Dr. Vinciarelli’s car allowance is $10,800.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plan Information

The following table sets forth certain aggregated information for the Corporation as of December 31, 2024 regarding equity securities underlying stock option awards made under the Vicor 2000 Plan and the Assumed VI Chip Plan. All equity compensation plans of the Corporation have been approved by Stockholders.

As shares of the Corporation’s Common Stock are issuable upon the exercise of options granted under the Vicor 2000 Plan and the Assumed VI Chip Plan, we refer to the Vicor 2000 Plan and the Assumed VI Chip Plan collectively as the “Vicor Plans” in the tables below.

The first column of the first row of the table below sets forth the total number of shares of stock to be issued upon exercise of outstanding stock options awarded under the Vicor Plans, which, as the sum of all vested and unvested stock option awards, represents the maximum number of shares potentially issued pursuant to the Vicor Plans, if all such awards are exercised. The second column of the first row of the table below sets forth the weighted average exercise price of outstanding stock options awarded under the Vicor Plans. This figure represents the weighted average exercise price for all outstanding stock option awards under the Vicor Plans (calculated as the quotient of (A) divided by (B), with (A) representing the cumulative sum of (C) the product of (D) each outstanding award’s number of underlying shares (reflecting the one-to-one relationship in each of the Vicor Plans between a stock option and an underlying share of stock) and (E) the exercise price at which that individual option may be exercised to purchase a share of stock pursuant to the applicable Vicor Plan, and with (B) representing the total number of shares to be issued upon exercise of outstanding stock options shown in the first column for the Vicor Plans). Such exercise prices were established at the time of each stock option award and, accordingly, do not represent the value, as of December 31, 2024 or as of any time subsequent to the time of each stock option award. The third column of the first row of the table below sets forth the number of shares remaining available for issuance under the Vicor Plans. This figure represents (X) the difference between (Y) the total number of shares authorized for issuance under the Vicor Plans and the respective number of shares to be issued upon exercise of outstanding stock options shown in the first column.

Stock options issued under the Vicor 2000 Plan and the Assumed VI Chip Plan carry a change in control provision that automatically accelerates vesting and makes unvested options fully exercisable upon a change of control, as defined in the applicable plan.

The following table presents information as of December 31, 2024 with respect to compensation plans under which equity securities of the Corporation are authorized for issuance:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Issuance under Stock Option Plans
Equity Compensation Plans Approved by Security Holders (1)	2,916,296	$46.90	3,821,533
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)
Includes the Vicor 2000 Plan and the Assumed VI Chip Plan. Following the VI Chip Merger, option awards originally granted under the 2007 VI Chip Plan are exercisable for shares of Common Stock of the Corporation under the Assumed VI Chip Plan. As of December 31, 2024, 2,047 shares of the Corporation’s Common Stock were available for issuance under the Assumed VI Chip Plan solely upon the exercise of the options assumed by the Corporation in connection with the VI Chip Merger. No additional awards or any other types of awards may be granted under the Assumed VI Chip Plan.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2024

The following table presents the Corporation’s grants of plan-based awards to Named Executive Officers during 2024.

All such grants were made under the Vicor 2000 Plan.

Named Executive Officer	Grant Date (1)	All Other Option Awards; Number of Securities Underlying Options	Exercise Price per Share of Option Award	Grant Date Fair Value of Option Awards (2)
Patrizio Vinciarelli	5/3/2024	12,165	$33.96	$198,319

James F. Schmidt	6/21/2024	6,081	$32.89	$104,856

Philip D. Davies	5/3/2024	37,862	$33.96	$617,239
	6/21/2024	6,081	$32.89	$104,856

Michael S. McNamara	5/3/2024	17,753	$33.96	$289,413
	6/21/2024	6,081	$32.89	$104,856

Claudio Tuozzolo	5/3/2024	43,189	$33.96	$704,083
	6/21/2024	6,081	$32.89	$104,856

(1)
The awards granted on June 21, 2024 were associated with the annual award to Directors, excluding Dr. Vinciarelli, of non-qualified stock options as compensation for service on the Corporation’s Board of Directors.
(2)
Refer to Note 12, “Stock-Based Compensation and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, for the relevant assumptions used to determine the valuation of option awards. For the options granted on June 21, 2024, the formula used to calculate the number of stock options annually awarded to Directors, excluding Dr. Vinciarelli, is $200,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the 2024 Annual Meeting of Stockholders. Accordingly, on June 21, 2024, the Named Executive Officers who also served as Directors were awarded non-qualified stock options to purchase up to 6,081 shares of Common Stock at an exercise price of $32.89 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

The following tables present the outstanding equity awards at December 31, 2024 held by our Named Executive Officers under the Vicor 2000 Plan:

Named Executive Officer	Number of Shares Underlying Unexercised Options Exercisable (1)	Number of Shares Underlying Unexercised Options Unexercisable (1) (2)	Option Exercise Price per Share ($)	Option Expiration Date
Patrizio Vinciarelli	2,744	4,113	60.61	4/25/2029
	3,455	13,818	41.61	5/2/2030
	-	12,165	33.96	5/3/3031
James F. Schmidt	2,482	3,722	60.61	4/25/2029
	3,246	12,983	41.61	5/2/2030
	15,000	10,000	93.33	6/1/2031
	600	400	100.00	6/25/2031
	664	993	60.37	6/24/2032
	754	3,015	53.07	6/23/2033
	-	6,081	32.89	6/21/2034
Philip D. Davies	1,828	1,827	75.43	5/12/2028
	5,170	7,752	60.61	4/25/2029
	1,611	-	31.05	6/28/2029
	10,000	-	30.98	9/6/2029
	3,840	15,358	41.61	5/2/2030
	2,306	576	69.04	6/24/2030
	585	146	68.48	6/26/2030
	-	37,862	33.96	5/3/2031
	600	400	100.00	6/25/2031
	4,000	6,000	56.76	6/21/2032
	664	993	60.37	6/24/2032
	754	3,015	53.07	6/23/2033
	-	6,081	32.89	6/21/2034
Michael S. McNamara	1,517	1,516	75.43	5/12/2028
	1,668	2,500	60.61	4/25/2029
	1,611	-	31.05	6/28/2029
	2,753	11,010	41.61	5/2/2030
	2,101	525	69.04	6/24/2030
	8,000	2,000	69.04	6/24/2030
	585	146	68.48	6/26/2030
	-	17,753	33.96	5/3/2031
	600	400	100.00	6/25/2031
	664	993	60.37	6/24/2032
	754	3,015	53.07	6/23/2033
	-	6,081	32.89	6/21/2034
Claudio Tuozzolo	516	-	19.35	6/16/2027
	1,733	1,732	75.43	5/12/2028
	1,061	-	47.15	6/15/2028
	2,404	3,606	60.61	4/25/2029
	1,611	-	31.05	6/28/2029
	3,931	15,721	41.61	5/2/2030
	2,028	507	69.04	6/24/2030
	585	146	68.48	6/26/2030
	-	43,189	33.96	5/3/2031
	600	400	100.00	6/25/2031
	664	993	60.37	6/24/2032
	754	3,015	53.07	6/23/2033
	-	6,081	32.89	6/21/2034

(1)
Generally, stock options with time-based vesting provisions awarded under the Vicor 2000 Plan become exercisable in five equal annual installments, beginning on the first anniversary of the date of grant.

(2)
The unexercisable option vesting schedule under the Vicor 2000 Plan as of December 31, 2024 is as follows:

Named Executive Officer	Grant Date	Underlying Shares	Vesting Date
Patrizio Vinciarelli	4/25/2022	1,371	4/25/2025
	4/25/2022	1,371	4/25/2026
	4/25/2022	1,371	4/25/2027
	5/2/2023	3,455	5/2/2025
	5/2/2023	3,455	5/2/2026
	5/2/2023	3,454	5/2/2027
	5/2/2023	3,454	5/2/2028
	5/3/2024	2,433	5/3/2025
	5/3/2024	2,433	5/3/2026
	5/3/2024	2,433	5/3/2027
	5/3/2024	2,433	5/3/2028
	5/3/2024	2,433	5/3/2029
James F. Schmidt	6/1/2021	5,000	6/1/2025
	6/1/2021	5,000	6/1/2026
	6/25/2021	200	6/25/2025
	6/25/2021	200	6/25/2026
	4/25/2022	1,241	4/25/2025
	4/25/2022	1,241	4/25/2026
	4/25/2022	1,240	4/25/2027
	6/24/2022	331	6/24/2025
	6/24/2022	331	6/24/2026
	6/24/2022	331	6/24/2027
	5/2/2023	3,246	5/2/2025
	5/2/2023	3,246	5/2/2026
	5/2/2023	3,246	5/2/2027
	5/2/2023	3,245	5/2/2028
	6/23/2023	754	6/23/2025
	6/23/2023	754	6/23/2026
	6/23/2023	754	6/23/2027
	6/23/2023	753	6/23/2028
	6/21/2024	1,217	6/21/2025
	6/21/2024	1,216	6/21/2026
	6/21/2024	1,216	6/21/2027
	6/21/2024	1,216	6/21/2028
	6/21/2024	1,216	6/21/2029
Philip D. Davies	6/24/2020	576	6/24/2025
	6/26/2020	146	6/26/2025
	5/12/2021	914	5/12/2025
	5/12/2021	913	5/12/2026
	6/25/2021	200	6/25/2025
	6/25/2021	200	6/25/2026
	4/25/2022	2,584	4/25/2025
	4/25/2022	2,584	4/25/2026
	4/25/2022	2,584	4/25/2027
	6/21/2022	2,000	6/21/2025
	6/21/2022	2,000	6/21/2026
	6/21/2022	2,000	6/21/2027
	6/24/2022	331	6/24/2025
	6/24/2022	331	6/24/2026
	6/24/2022	331	6/24/2027
	5/2/2023	3,840	5/2/2025
	5/2/2023	3,840	5/2/2026
	5/2/2023	3,839	5/2/2027
	5/2/2023	3,839	5/2/2028
	6/23/2023	754	6/23/2025
	6/23/2023	754	6/23/2026
	6/23/2023	754	6/23/2027
	6/23/2023	753	6/23/2028
	5/3/2024	7,573	5/3/2025
	5/3/2024	7,573	5/3/2026

	5/3/2024	7,572	5/3/2027
	5/3/2024	7,572	5/3/2028
	5/3/2024	7,572	5/3/2029
	6/21/2024	1,217	6/21/2025
	6/21/2024	1,216	6/21/2026
	6/21/2024	1,216	6/21/2027
	6/21/2024	1,216	6/21/2028
	6/21/2024	1,216	6/21/2029
Michael S. McNamara	6/24/2020	525	6/24/2025
	6/24/2020	2,000	6/24/2025
	6/26/2020	146	6/26/2025
	5/12/2021	758	5/12/2025
	5/12/2021	758	5/12/2026
	6/25/2021	200	6/25/2025
	6/25/2021	200	6/25/2026
	4/25/2022	834	4/25/2025
	4/25/2022	833	4/25/2026
	4/25/2022	833	4/25/2027
	6/24/2022	331	6/24/2025
	6/24/2022	331	6/24/2026
	6/24/2022	331	6/24/2027
	5/2/2023	2,753	5/2/2025
	5/2/2023	2,753	5/2/2026
	5/2/2023	2,752	5/2/2027
	5/2/2023	2,752	5/2/2028
	6/23/2023	754	6/23/2025
	6/23/2023	754	6/23/2026
	6/23/2023	754	6/23/2027
	6/23/2023	753	6/23/2028
	5/3/2024	3,551	5/3/2025
	5/3/2024	3,551	5/3/2026
	5/3/2024	3,551	5/3/2027
	5/3/2024	3,550	5/3/2028
	5/3/2024	3,550	5/3/2029
	6/21/2024	1,217	6/21/2025
	6/21/2024	1,216	6/21/2026
	6/21/2024	1,216	6/21/2027
	6/21/2024	1,216	6/21/2028
	6/21/2024	1,216	6/21/2029
Claudio Tuozzolo	6/24/2020	507	6/24/2025
	6/26/2020	146	6/26/2025
	5/12/2021	866	5/12/2025
	5/12/2021	866	5/12/2026
	6/25/2021	200	6/25/2025
	6/25/2021	200	6/25/2026
	4/25/2022	1,202	4/25/2025
	4/25/2022	1,202	4/25/2026
	4/25/2022	1,202	4/25/2027
	6/24/2022	331	6/24/2025
	6/24/2022	331	6/24/2026
	6/24/2022	331	6/24/2027
	5/2/2023	3,931	5/2/2025
	5/2/2023	3,930	5/2/2026
	5/2/2023	3,930	5/2/2027
	5/2/2023	3,930	5/2/2028
	6/23/2023	754	6/23/2025
	6/23/2023	754	6/23/2026
	6/23/2023	754	6/23/2027
	6/23/2023	753	6/23/2028
	5/3/2024	8,638	5/3/2025
	5/3/2024	8,638	5/3/2026

5/3/2024	8,638	5/3/2027
5/3/2024	8,638	5/3/2028
5/3/2024	8,637	5/3/2029
6/21/2024	1,217	6/21/2025
6/21/2024	1,216	6/21/2026
6/21/2024	1,216	6/21/2027
6/21/2024	1,216	6/21/2028
6/21/2024	1,216	6/21/2029

OPTIONS EXERCISES AND STOCK VESTED FOR FISCAL 2024

The following table presents option exercises by our Named Executive Officers during 2024. All options exercised by our Named Executive Officers during 2024 were under the Vicor 2000 Plan, the Assumed Picor Plan, or the Assumed VI Chip Plan as follows:

Named Executive Officer	Number of Shares Acquired upon Exercise	Value Realized upon Exercise (1)
Patrizio Vinciarelli	429,371	$12,069,619
James F. Schmidt	—	—
Philip D. Davies	39,257	954,862
Michael S. McNamara	17,724	490,955
Claudio Tuozzolo	1,272	27,079

(1)
Represents the difference between the exercise price and the fair market value of the underlying Common Stock on the date of exercise.

POTENTIAL PAYMENTS UPON TERMINATION, UPON A CHANGE OF CONTROL, AND UPON TERMINATION FOLLOWING A CHANGE OF CONTROL

As all of our employees are employees-at-will, no amounts become due or payable to any of our executives upon termination of employment, regardless of whether a change of control has occurred. However, the Vicor 2000 Plan provides that all unvested options thereunder will become vested and exercisable as of a change of control, as defined in the Vicor 2000 Plan. Accordingly, our Named Executive Officers would have received the amounts set forth below based on the vesting of their unvested options if a change of control of the Corporation had occurred on December 31, 2024.

Named Executive Officer	Number of Unvested Options as of December 31, 2024 (1)	Intrinsic Value of Unvested Options as of December 31, 2024 (2)
Patrizio Vinciarelli	25,983	$267,408
James F. Schmidt	19,064	180,946
Philip D. Davies	59,301	740,580
Michael S. McNamara	34,844	422,640
Claudio Tuozzolo	64,991	819,512

(1)
Excludes unvested options with exercise prices exceeding the market value of the Corporation’s Common Stock as of December 31, 2024.
(2)
Calculated as the aggregate amount by which the fair market value as of December 31, 2024 of the shares underlying the unvested options (i.e., the product of the closing price of a share of Common Stock as reported on the NASDAQ-GS on that date, $48.32, and the number of unvested options) exceeded the aggregate exercise price of the unvested options as of that date.

Chief Executive Officer Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Patrizio Vinciarelli, our Chief Executive Officer. For the year ended December 31, 2024:

•
the annual total compensation of our median employee was reasonably estimated to be $81,950; and
•
the annual total compensation of Dr. Vinciarelli was $719,107.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee is estimated to be 11 to 1.

We identified our median employee using a multi-step process. First, we examined the base salaries and wages of all individuals employed by us on December 31, 2024 (other than Dr. Vinciarelli), whether full-time, part-time, or on a seasonal basis to identify the median base salary of all our employees. We annualized wages and salaries for all permanent employees who were hired after January 1, 2024, as permitted by SEC rules, and converted all employees’ salaries or wages into U.S. dollars based on the applicable foreign exchange rate on December 31, 2024. We selected the individual within such group whose total compensation was at the median to serve as our median employee whose compensation is disclosed above. After we identified our median employee, we calculated such employee’s total annual compensation in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

PAY VERSUS PERFORMANCE

As required by the regulations of the Securities and Exchange Commission implementing Section 14(i) of the Exchange Act, disclosure relating to the relationship of our executive pay versus performance is set forth below.

			Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Principal Executive Officer ("PEO") 1	Compensation Actually Paid to PEO 2	Table Total for Non-PEO Named Executive Officers ("Non-PEO NEOs") 3	Actually Paid to Non-PEO NEOs 4	Total Shareholder Return 5	Peer Group Total Share- holder Return 6	Net Income (thousands) 7	EPS (diluted) 8
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$719,107	$785,223	$975,190	$1,183,331	$103	$149	$6,129	$0.14
2023	$821,250	$818,521	$873,114	$777,903	$119	$169	$53,595	$1.19
2022	$657,101	$(10,016,269)	$803,540	$(189,505)	$115	$133	$25,446	$0.57
2021	$464,212	$7,549,094	$918,714	$1,254,491	$272	$159	$56,625	$1.26
2020	$143,495	$18,060,019	$578,776	$1,183,531	$197	$125	$17,910	$0.41

1.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Vinciarelli (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table for Fiscal 2024.”
2.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Vinciarelli, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Vinciarelli during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Vinciarelli’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
2024	$719,107	$(198,319)	$264,435	NA	NA	$785,223
2023	$821,250	$(318,988)	$316,259	NA	NA	$818,521
2022	$657,101	$(172,142)	$(10,501,218)	NA	NA	$(10,016,269)
2021	$464,212	—	$7,084,882	NA	NA	$7,549,094
2020	$143,495	—	$17,916,524	NA	NA	$18,060,019

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During Applicable Year	Change in Fair Value as of Year-End of any Prior- Year Awards that remain Outstanding and Unvested as of Year-End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of any Prior- Year Awards that Vested During the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$320,774	$(30,918)	—	$(25,421)	—	—	$264,435
2023	$366,853	$(49,498)	—	$(1,096)	—	—	$316,259
2022	$143,261	—	—	$(10,644,480)	—	—	$(10,501,218)
2021	—	$5,432,919	—	$1,651,962	—	—	$7,084,882
2020	—	$14,085,122	—	$3,831,402	—	—	$17,916,524

3.
The dollar amounts reported in column (d) represent the average of the amounts reported for the Corporation’s Non-PEO NEOs. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, 2023, and 2022, James F. Schmidt, Philip D. Davies, Michael S. McNamara and Claudio Tuozzolo; (ii) for 2021, James F. Schmidt, James A. Simms, Richard J. Nagel Jr., Philip D. Davies, Michael S. McNamara and Claudio Tuozzolo; and (iii) for 2020, James A. Simms, Philip D. Davies, Michael S. McNamara and Claudio Tuozzolo.
4.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$975,190	$(507,540)	$715,681	NA	NA	$1,183,331
2023	$873,114	$(422,810)	$327,599	NA	NA	$777,903
2022	$803,540	$(306,693)	$(686,352)	NA	NA	$(189,505)
2021	$918,714	$(411,411)	$747,188	NA	NA	$1,254,491
2020	$578,776	$(162,259)	$767,014	NA	NA	$1,183,531

(a)
The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During Applicable Year	Average Change in Fair Value as of Year-End of any Prior-Year Awards that remain Outstanding and Unvested as of Year-End	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value as of the Vesting Date of any Prior- Year Awards that Vested during the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$832,272	$(19,699)	—	$(96,892)	—	—	$715,681
2023	$445,212	$(142,205)	—	$24,592	—	—	$327,599
2022	$266,136	$(701,359)	—	$(251,128)	—	—	$(686,352)
2021	$477,342	$196,342	—	$73,504	—	—	$747,188
2020	$251,286	$416,846	—	$98,882	—	—	$767,014

5.
Cumulative Total Shareholder Return (TSR) is calculated on a $100 investment from the beginning of fiscal year 2020 by the share price appreciation calculated by dividing the difference between the Corporation’s share price at the end and the beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.
6.
Represents the weighted peer group Cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Standard & Poor’s SmallCap 600 Index (“S&P SmallCap 600 Index”), a value-weighted index of 600 listed companies with market capitalizations between $750,000,000 and $4,600,000,000, comprising the same issuers the Corporation used in its Annual Report on Form 10-K for the year ended December 31, 2024 for purposes of Item 201(e)(1)(ii) of Regulation S-K.

7.
The dollar amounts reported represent the amount of net income reflected in the Corporation’s audited financial statements for the applicable year.
8.
The dollar amounts reported represent the amount of diluted earnings per share (“EPS”) reflected in the Corporation’s audited financial statements for the applicable year.

The following charts show graphically the relationships over the past five years of the Compensation Actually Paid ("CAP") Amounts for our PEO and Non-PEO NEOs as compared to our diluted EPS, Cumulative TSR, Peer Group Cumulative TSR, and Net Income, as well as the relationship between Cumulative TSR and Peer Group Cumulative TSR:

Pay versus diluted EPS 2020 - 2024
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
Diluted EPS
$ 20,000,000
$ 15,000,000
$ 10,000,000
$ 5,000,000
$ 0
($5,000,000)
($10,000,000)
($15,000,000)
Compensation Actually Paid
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Diluted EPS

Pay versus TSR 2020 - 2024
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$ 0
Total Shareholder Return
$ 20,000,000
$ 15,000,000
$ 10,000,000
$ 5,000,000
$ 0
($5,000,000)
($10,000,000)
($15,000,000)
Compensation Actually Paid
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Co. TSR
Peer TSR

Pay versus net income 2020 - 2024
$ 60,000,000
$ 50,000,000
$ 40,000,000
$ 30,000,000
$ 20,000,000
$ 10,000,000
$ 0
Annual Net Income
$ 20,000,000
$ 15,000,000
$ 10,000,000
$ 5,000,000
$ 0
($5,000,000)
($10,000,000)
($15,000,000)
Compensation Actually Paid
2020
2021
2022
2023
2024
CAP - PEO
CAP - Avg. NEOs
Net Income

We have identified diluted EPS as the most important financial performance measure relevant to determining the compensation actually paid to our PEO and Non-PEO NEOs in 2024. As described above under “Compensation Discussion and Analysis,” we generally do not directly link compensation decisions to diluted EPS or other financial performance measures. However, we consider diluted EPS an important measure of our long-term financial success and it therefore is relevant to discretionary compensation decisions through which we seek to motivate and reward superior performance.

The following table lists diluted EPS and three additional financial performance measures that represent important performance measures for our long-term financial success and that are therefore relevant to discretionary compensation decisions through which we seek to motivate and reward superior performance.

Diluted EPS
Revenue Growth
Gross Margin Percentage
Operating Profit Percentage

DIRECTORS’ COMPENSATION FOR FISCAL 2024

Overview of Director Compensation

The level of compensation of non-employee Directors is reviewed on an annual basis by the Board as a whole. To determine the appropriateness of the current level of compensation for non-employee Directors, the Board reviews data from a number of different sources including publicly available data describing director compensation in peer companies.

Non-employee Directors are compensated through a combination of cash payments and awards of options for the purchase of our Common Stock. Each non-employee Director receives a quarterly retainer of $7,500 for his or her services. Expenses incurred by non-employee Directors in attending Board and committee meetings are reimbursed by the Corporation.

Directors who are employees do not receive cash compensation for service on the Board.

Each Director (including Directors that are employees), other than any Director holding in excess of 10% of the total number of shares of the capital stock of the Corporation (i.e., Dr. Vinciarelli), receives an annual grant of non-qualified stock options following the Annual Meeting of Stockholders under the Vicor 2000 Plan. Currently, the formula to calculate the stock option award is $200,000 divided by the closing price of a share of Common Stock as reported on the NASDAQ-GS on the day of the Annual Meeting of Stockholders. Accordingly, on June 21, 2024, each Director, other than Dr. Vinciarelli, was awarded non-qualified stock options to purchase up to 6,081 shares of Common Stock at an exercise price of $32.89 per share. Stock options granted to Directors as compensation for their service on the Board vest at a rate of 20% per year on each of five successive anniversaries of the date of award.

The table below reflects Director compensation for fiscal 2024:

Director	Fees Earned or Paid in Cash	Option Awards (1) (2)	Total Compensation
Samuel J. Anderson	$30,000	$104,856	$134,856
M. Michael Ansour (3)	30,000	104,856	134,856
Jason L. Carlson	30,000	104,856	134,856
Andrew T. D’Amico (4)	—	104,856	104,856
Estia J. Eichten	30,000	104,856	134,856
Zmira Lavie	30,000	104,856	134,856
John Shen	30,000	104,856	134,856

(1)
These amounts reflect the aggregate grant date fair value of stock option awards granted during 2024. Refer to Note 12, “Stock-Based Compensation and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 3, 2025, for the relevant assumptions used to determine the valuation of option awards.
(2)
Option awards granted to Philip D. Davies, James F. Schmidt, Michael S. McNamara and Claudio Tuozzolo, who are both employees and Directors, are reflected in the Summary Compensation Table for Fiscal 2024 and described in the Grants of Plan-Based Awards for Fiscal 2024 table.
(3)
M. Michael Ansour served as a Director in 2024 until his death in December 2024.
(4)
Andrew T. D’Amico did not receive cash compensation for his services as a Director in 2024.

The table below reflects the aggregate grant date fair value and aggregate number of stock options awarded and outstanding as of December 31, 2024:

Name	Grant Date Fair Value of Stock Options	Number of Awards Outstanding
Samuel J. Anderson	$342,282	14,094
M. Michael Ansour (1)	59,947	2,018
Jason L. Carlson	380,859	16,426
Andrew T. D’Amico (2)	1,744,279	84,237
Estia J. Eichten	422,750	23,207
Zmira Lavie	260,591	11,507
John Shen	260,591	11,507

(1)
Mr. Ansour's unvested stock options were cancelled upon his death in December 2024. Accordingly, the amounts shown in this row relate only to Mr. Ansour's vested stock options as of December 31, 2024.
(2)
Mr. D’Amico was awarded 6,081, 3,769 and 1,657 stock options in connection with his service as a Director in 2024, 2023 and 2022, respectively. The remaining stock options reflected in this table were not awarded to Mr. D’Amico in connection with his service as a Director.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K for the year ended December 31, 2024, with management. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC and distribution to Stockholders.

Submitted by the Compensation Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

John Shen

Compensation Committee Interlocks and Insider Participation

Messrs. Carlson, Eichten and Shen currently serve on the Compensation Committee. Messrs. Carlson and Eichten served on the Compensation Committee during 2024. M. Michael Ansour also served on the Compensation Committee in 2024 until his death in December 2024. The Board is not aware of any committee interlocks or other relationships that would require disclosure pursuant to Item 407(e)(4) of Regulation S-K or Item 404 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with our independent registered public accounting firm, KPMG, which is responsible for performing an independent integrated audit of the Corporation’s consolidated financial statements and effectiveness of internal control over financial reporting and issuing an opinion as to whether the consolidated financial statements conform with accounting principles generally accepted in the United States of America and an opinion as to the effectiveness of internal control over financial reporting, the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with KPMG the auditors’ independence from management and the Corporation, including the matters in the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee has also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee periodically meets with KPMG, with and without management present, to discuss the results of its audit, its evaluation of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC, which occurred on March 3, 2025.

Submitted by the Audit Committee:

Jason L. Carlson, Chairman

Estia J. Eichten

John Shen

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Arrangement between the Corporation and Andrew T. D’Amico

Mr. D’Amico, one of our Directors and Nominees, also serves in the role of general counsel for the Corporation for intellectual property matters. Pursuant to an informal compensation agreement between the Corporation and Mr. D’Amico (the “Agreement”), in exchange for his services as general counsel, the Corporation has agreed to pay Mr. D’Amico a fee of approximately $34,590 per month (subject to annual adjustment), as well as reimbursement of expenses incurred in connection with his provision of services to the Corporation. Also pursuant to the Agreement, Mr. D’Amico is entitled to an incentive fee equal to 3% of the royalties received by the Corporation pursuant to certain license agreements negotiated by Mr. D’Amico on behalf of the Corporation. The aggregate amount of such incentive fees is limited to $1,000,000, although this amount may be increased by mutual agreement in certain circumstances, including the negotiation of additional license agreements by Mr. D’Amico. The Corporation expects to continue the Agreement, under the same terms and conditions, for the remainder of 2025.

In connection with this arrangement, during the year ended December 31, 2024, Mr. D’Amico received aggregate compensation and reimbursement from the Corporation of $587,638, consisting of total monthly compensation of $415,080, income associated with license-based incentive fees of $32,685, and cumulative expense reimbursement of $139,873. From January 1, 2025 through March 31, 2025, Mr. D’Amico received aggregate compensation and reimbursement from the Corporation of $513,518, consisting of total monthly compensation of $103,770 (i.e., compensation of approximately $34,590 per month for 3 full months), income associated with license-based incentive fees of $9,716, income related to exercises during 2025 of non-qualified stock options awarded under the Vicor 2000 Plan of $380,930, and cumulative expense reimbursement of $19,102.

During the year ended December 31, 2024, Mr. D’Amico was awarded stock options under the Vicor 2000 Plan to purchase an aggregate of 29,061 shares of the Corporation’s Common Stock, at a weighted average exercise price of $33.74. As of December 31, 2024, Mr. D’Amico had 84,237 stock options outstanding under the Vicor 2000 Plan, at exercise prices ranging from $10.07 to $100.00. From January 1, 2025 through March 31, 2025, no stock options have been awarded to Mr. D’Amico.

Of the options awarded to Mr. D’Amico in 2024 (described in the paragraph above), options to purchase 6,081 shares were awarded in connection with his service as a Director and are included in the Directors’ Compensation for Fiscal 2024 table. None of the other amounts or stock option awards described in this “Related Party Transactions” section were paid or awarded to Mr. D’Amico in connection with his service as a Director.

License Agreement between the Corporation and IceMOS Technology Corporation

On November 4, 2022, we entered into a license agreement with IceMOS Technology Corporation (“IceMOS”), which grants us a non-exclusive license to certain U.S. patents owned by IceMOS relating to the design, manufacture and interconnection of super-junction FETs. The license agreement continues for a term of 15 years or until the expiration of the last to expire of the licensed patents, whichever is later. We are obligated under the license agreement to pay IceMOS ongoing royalties on the sales of any semiconductor device/commercialized product incorporating or made using the licensed patents. No royalties have accrued and no payments have been made to IceMOS under the license agreement to date. It is not possible at this time to estimate the payments to be made under the license agreement; however, we expect that future royalty payments to IceMOS will exceed $120,000. Mr. Anderson, one of our Directors and Nominees, is the Chairman of the Board, President, and Chief Executive Officer of IceMOS. In addition, Mr. Anderson owns 80% of the voting stock of IceMOS.

Review and Approval of Related Party Transactions

The Corporation’s policy and procedures with respect to the review, approval, and/or ratification of related party transactions are set forth in the Charter of the Audit Committee and, in summary, require the Audit Committee to review and approve all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, and to discuss with management the business rationale for the transactions, whether the transactions are on terms that are fair to the Corporation, and whether appropriate disclosures have been made.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Corporation’s executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2024, all transactions in the Corporation’s securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, acting under authorization of the Board of Directors, pursuant to the Audit Committee Charter, and following the Corporation’s By-Laws, selected KPMG as the independent registered public accounting firm for the Corporation for the fiscal year ended December 31, 2024. A representative of KPMG is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions from Stockholders.

The following table summarizes the fees for services rendered by KPMG for the fiscal years ended December 31,

2024 and 2023 in each of the following categories:

Name	2024	2023
Audit Fees	$1,786,000	$1,655,000
Audit Related Fees	327,000	105,000
Tax Fees	331,000	291,000
All Other Fees	—	—
Total Fees	$2,444,000	$2,051,000

Audit Fees include fees for services provided in connection with the audit of the Corporation’s consolidated financial statements (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002), the reviews of the Corporation’s quarterly reports on Form 10-Q, review of documents filed with the SEC, and statutory audits required internationally.

Audit-related fees include fees relating to the Company’s real-time system implementation assessment of certain enterprise resource planning software.

Tax Fees include fees for services provided in connection with tax compliance, tax advice, tax planning, and assistance with tax audits.

Pursuant to the provisions of the Charter of the Audit Committee, the Audit Committee must pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to the Corporation by our independent registered public accounting firm. Under the Charter, preapproval authority may be delegated to the Audit Committee Chair, who is required to present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee approved all audit and non-audit services provided to the Corporation by KPMG for fiscal years 2024 and 2023.

The Audit Committee has selected KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2026 Annual Meeting of Stockholders must be received by the Corporation on or before January 6, 2026, in order to be considered for inclusion in the Corporation’s proxy statement and form of proxy. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation’s proxy statement and form of proxy and should be directed to: James F. Schmidt, Corporate Secretary, Vicor Corporation, 25 Frontage Road, Andover, Massachusetts 01810. It is suggested that any Stockholder proposal be transmitted by certified mail, return receipt requested.

In addition, our By-Laws provide that, for any Stockholder proposal or Director nomination to be properly presented at the 2026 Annual Meeting of Stockholders, but not for inclusion in our proxy statement and form of proxy, the Stockholder proposal or Director nomination must comply with the requirements set forth in our By-Laws and we must receive notice of the matter not less than 90 nor more than 120 days prior to June 20, 2026. However, in the event that the date of the 2026 Annual Meeting is advanced by more than 30 days before or delayed by more than sixty days after the anniversary of the 2025 Annual Meeting, and instead, such meeting is scheduled to be held on a date outside that period, notice of a Stockholder proposal or Director nomination, to be timely, must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such other meeting date and not later than 90 days prior to such other meeting date or 10 days following the date such other meeting date is first publicly announced or disclosed.

Notwithstanding the foregoing notice deadlines under our By-Laws, in the event that the number of Directors to be elected to our Board at the 2026 Annual Meeting of Stockholders is increased and either all of the nominees for Director at the 2026 Annual Meeting of Stockholders or the size of the increased Board is not publicly announced or disclosed by us by March 27, 2026, notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our Corporate Secretary no later than 10 days following the first date all such nominees or the size of the increased Board is publicly announced or disclosed.

In addition to satisfying the foregoing requirements under our By-Laws, Stockholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

VICOR VOTE ENDORSEMENT LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card COMMON STOCK IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2025: The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower.com. A Proposal — The Board of Directors recommends a vote FOR Proposal 1 and all the nominees listed. 1. To fix the number of Directors at eleven and to elect the following eleven nominees as Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. For Withhold For Withhold For Withhold 01 - Samuel J. Anderson 02 - Jason L. Carlson 03 - Philip D. Davies 04 - Andrew T. D’Amico 05 - Estia J. Eichten 06 - Zmira Lavie 07 - Michael S. McNamara 08 - James F. Schmidt 09 - John Shen 10 - Claudio Tuozzolo 11 - Patrizio Vinciarelli 2. In his discretion, the proxy is authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 6 5 0 8 1 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 044YND

Dear Stockholder, Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Thank you in advance for your prompt consideration of these matters. Sincerely, Vicor Corporation The 2025 Annual Meeting of Stockholders of Vicor Corporation will be held on Friday, June 20, 2025 at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199 IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Vicor Corporation COMMON PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 20, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. The undersigned hereby constitutes and appoints Patrizio Vinciarelli as Proxy of the undersigned, with full power to appoint his substitute, and authorizes him to represent and to vote all shares of Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 25, 2025, at the Annual Meeting of Stockholders to be held on Friday, June 20, 2025 at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: https://www.foley.com/office/boston/. Questions may be forwarded to invrel@vicorpower.com. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT ELEVEN AND THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2024 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. C Non-Voting Items Change of Address - Please print new Address below.

VICOR VOTE ENDORSEMENT LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card CLASS B COMMON STOCK IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2025: The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report are available at www.vicorpower.com. A Proposal — The Board of Directors recommends a vote FOR Proposal 1 and all the nominees listed. 1. To fix the number of Directors at eleven and to elect the following eleven nominees as Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. For Withhold For Withhold For Withhold 01 - Samuel J. Anderson 02 - Jason L. Carlson 03 - Philip D. Davies 04 - Andrew T. D’Amico 05 - Estia J. Eichten 06 - Zmira Lavie 07 - Michael S. McNamara 08 - James F. Schmidt 09 - John Shen 10 - Claudio Tuozzolo 11 - Patrizio Vinciarelli 2. In his discretion, the proxy is authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 6 5 0 8 1 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 044YPD

Dear Stockholder, Please take note of the important information enclosed with this Proxy Card, which includes issues related to the management and operation of your Corporation that require your immediate attention. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Thank you in advance for your prompt consideration of these matters. Sincerely, Vicor Corporation The 2025 Annual Meeting of Stockholders of Vicor Corporation will be held on Friday, June 20, 2025 at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199 IF VOTING BY MAIL, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Vicor Corporation CLASS B COMMON PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — JUNE 20, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. The undersigned hereby constitutes and appoints Patrizio Vinciarelli as Proxy of the undersigned, with full power to appoint his substitute, and authorizes him to represent and to vote all shares of Class B Common Stock of Vicor Corporation (the “Corporation”) held by the undersigned at the close of business on April 25, 2025, at the Annual Meeting of Stockholders to be held on Friday, June 20, 2025 at 9:00 a.m., Eastern Time, at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, and at any adjournments or postponements thereof. Directions to the Foley & Lardner office can be found on the firm’s website: https://www.foley.com/office/boston/. Questions may be forwarded to invrel@vicorpower.com. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT ELEVEN AND THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the envelope provided. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Corporation’s 2024 Annual Report to Stockholders and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. C Non-Voting Items Change of Address — Please print new address below.